UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2015

(Exact name of registrant as specified in its charter)

Delaware	001-35655	27-1454759
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

121 Alhambra Plaza, Suite 1601
Coral Gables, Florida 33134
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (305) 670-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Capital Bank Financial Corp. (the “Company”) held its Annual Meeting of Shareholders on June 15, 2015. The shareholders considered two proposals, each of which is described in more detail in the Company’s definitive proxy statement dated May 5, 2015.

Proposal 1: Election of eight nominees as directors to hold office until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified. The votes were cast as follows:

Name	Votes For	Withheld	Broker Non-Votes
Martha M. Bachman	24,275,654	204,166	-
Richard M. DeMartini	24,279,104	200,716	-
Peter N. Foss	21,948,406	2,531,414	-
William A. Hodges	24,279,497	200,323	-
Oscar A. Keller III	24,277,884	201,936	-
Marc D. Oken	9,275,563	15,204,257	-
R. Eugene Taylor	24,242,548	237,272	-
William G. Ward, Sr.	23,870,400	609,420	-

All director nominees were duly elected.

Proposal 2: Adoption of a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement. The votes were cast as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
24,300,881	173,240	5,699	-

Proposal 2 was approved.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL BANK FINANCIAL CORP. (Registrant)

Date:	June 16, 2015	By:	/s/ Vincent M. Lichtenberger
Vincent M. Lichtenberger Executive Vice President, General Counsel & Secretary

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